Exhibit 99.1

GreenSky, Inc. Announces Record Transaction Volume of $5.03B for Fiscal 2018, up 34%

Will Report Fourth Quarter and Full-Year 2018 Financial Results

on March 5, 2019

Atlanta, February 12, 2019, GreenSky, Inc. (“GreenSky” or the “Company”) (NASDAQ: GSKY), a leading financial technology company Powering Commerce at the Point of SaleSM, reported certain key metrics in conjunction with the Company’s attendance at the Goldman Sachs Technology and Internet Conference at 11:00 a.m. PT today. Interested parties can listen to a live webcast of the presentation at https://www.greensky.com.

“We ended 2018, our first year as a public company, delivering solid performance across our entire platform, growing Transaction Volume by $1.3 billion, while welcoming more than 4,000 new home improvement merchants and elective healthcare providers into our ecosystem,” said David Zalik, Chairman and Chief Executive Officer. “We are very pleased with the continued growth of our business as well as with our preliminary operating metrics. Our preliminary fourth quarter Transaction Fee Rate of 7.1% was up sequentially from 6.9% in the third quarter, and in line with our expectations for fiscal 2019. Furthermore, giving effect to customary fourth quarter consumer credit seasonality, we expect to report fiscal year 2018 Adjusted EBITDA around the midpoint of our guidance of between $165 and $175 million, reflecting an Adjusted EBITDA margin in excess of 40%.” *

“As we look ahead to 2019, we remain confident in our value proposition and the strong demand for promotional point of sale financing enabled by our proprietary technology platform. With an addressable market exceeding $1 trillion in the combined home improvement, elective healthcare, and e-commerce/specialty retail verticals, more than $300 million of unrestricted cash on hand at year-end, and $11.8 billion in bank partner funding commitments, GreenSky has the financial, technological, and human resources necessary to continue our growth and profitability trajectory.”

Financial Highlights:

	Fiscal Year
	2017	2018	Growth	Notes
Transaction Volume (in millions)	$3,767	$5,030	34%
Loan Servicing Portfolio (in millions, at end of period)	$5,390	$7,341	36%	1
Average Loan Servicing Portfolio (in millions)	$4,501	$6,303	40%
Cumulative Consumer Accounts (at end of period)	1,565,166	2,240,065	43%	2
Active Merchants (at end of period)	10,891	14,907	37%	3

1.              Defined as the aggregate outstanding consumer loan balance (principal plus accrued interest and fees) serviced by the Company at the date of measurement.

2.              Defined as the aggregate number of consumer accounts approved on the GreenSky platform since the Company’s inception, including accounts with both outstanding and zero balances.

3.              Defined as home improvement merchants and healthcare providers that have submitted at least one consumer application during the 12 months ended at the date of measurement.

* Transaction Volume and Adjusted EBITDA were the only guidance measures provided on the Company’s third quarter fiscal 2018 earnings call held on November 6, 2018. Fiscal 2018 Adjusted EBITDA, Net Income, Pro forma Net Income, and a reconciliation of Adjusted EBITDA to Net Income to be disclosed in the Company’s March 5, 2019 Earnings Release.

The Company will release its fourth quarter and fiscal year 2018 financial results on Tuesday, March 5, 2019, before the open of regular U.S. stock market trading hours. The earnings release and the presentation materials will be available at https://www.greensky.com.

GreenSky’s management will host a conference call for investors to review these results at 8:00 a.m. EDT on the same day.  All interested parties are invited to listen to the live webcast at http://investors.greensky.com.  A replay of the webcast will be available within two hours of the completion of the call and will be archived at the same location for one year.

About GreenSky, Inc.

GreenSky, Inc. (NASDAQ: GSKY) is a leading technology company Powering Commerce at the Point of SaleSM for a growing ecosystem of merchants, consumers and banks. Our highly scalable, proprietary technology platform enables nearly 15,000 merchants to offer frictionless promotional payment options to consumers, driving increased sales volume and accelerated cash flow. Banks leverage GreenSky’s technology to provide loans to super-prime and prime consumers nationwide. Since our inception, over 2.2 million consumers have financed more than $16 billion of commerce using our paperless, real time “apply and buy” technology. GreenSky is headquartered in Atlanta, Georgia. For more information, visit https://www.greensky.com.

Forward-Looking Statements

This press release contains forward-looking statements that reflect our current views with respect to, among other things, our preliminary 2018 financial results, future growth, profitability, transaction fee rate and demand for our products; and the timing of our earnings release. You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission and include, but are not limited to, risks related to our ability to retain existing, and attract new, merchants and bank partners; our future financial performance, including trends in transaction fee rates, revenue, cost of revenue, gross profit or gross margin, operating expenses, and free cash flow; changes in market interest rates; increases in loan delinquencies; our ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in our products and services; and our ability to compete successfully in highly competitive markets. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Non-GAAP Financial Measures

This press release presents information about the Company’s expected Adjusted EBITDA, which is a financial measure not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), as well as expected Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by total revenue. We believe that Adjusted EBITDA is one of the key financial indicators of our business performance over the long term and provides useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that this methodology for determining Adjusted EBITDA can provide useful information to help investors better understand the economics of our platform.

We are presenting these expected non-GAAP measures to assist investors in evaluating our financial performance and because we believe that these measures provide a tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Adjusted EBITDA should not be considered a substitute for Net Income. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. This non-GAAP measure may differ from the non-GAAP measures used by other companies.

We have not reconciled Adjusted EBITDA to its GAAP equivalent as a result of the uncertainty regarding, and the potential variability of, reconciling items such as the income tax expenses of GreenSky, Inc.  Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not currently available without unreasonable effort.

Contacts:

GreenSky, Inc.

Investor Relations:

Rebecca Gardy, 404-334-7334

Rebecca.gardy@greensky.com

or

Media

media@greensky.com